                                                                      EXHIBIT 11

                          AAMES FINANCIAL CORPORATION
                           EARNINGS (LOSS) PER SHARE

             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                                 THREE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              ------------------------
                                                                 1999          1998
                                                              -----------   ----------
                                                                            (RESTATED)
BASIC EARNINGS(LOSS)PER COMMON SHARE:

     Net income (loss)......................................  $   791,000   (2,156,000)
     Less: Accrued preferred dividends......................   (1,541,000)           -
                                                              -----------   ----------
     Net income (loss) available to common stockholders.....  $  (750,000)  (2,156,000)

     Average common shares outstanding......................   31,009,000   30,977,000
                                                              -----------   ----------
     Basic earnings (loss) per common share.................  $     (0.02)       (0.07)
                                                              ===========   ==========

DILUTED EARNINGS (LOSS) PER COMMON SHARE:

     Net income (loss) for calculating diluted
       earnings (loss) per common share.....................  $  (750,000)  (2,156,000)
     Adjust net income (loss) to add back the after-tax
      amount
       of interest recognized in the period associated
       with the convertible subordinated notes..............            -            -
                                                              -----------   ----------
     Adjusted diluted net income (loss).....................  $  (750,000)  (2,156,000)
                                                              -----------   ----------

     Average common shares outstanding......................   31,009,000   30,977,000
     Add exercise of options and warrants...................            -            -
     Convertible subordinated notes.........................            -            -
                                                              -----------   ----------
     Diluted shares outstanding.............................   31,009,000   30,977,000
                                                              -----------   ----------
     Diluted earnings (loss) per common share...............  $     (0.02)       (0.07)
                                                              ===========   ==========

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